Exhibit 1.1

Execution Version

AMENDMENT NO. 4 TO EQUITY SALES AGREEMENT
September 20, 2024
BUCKLER Securities LLC
5 Greenwich Office Park, Suite 450
Greenwich, CT 06831

Citizens JMP Securities, LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

Ladenburg Thalmann & Co. Inc.
640 5th Ave., 4th Floor
New York, NY 10019

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

JonesTrading Institutional Services LLC
325 Hudson St., 6th Floor
New York, NY 10013

StockBlock Securities LLC
600 Lexington Avenue, 32nd Floor
New York, New York 10022

BTIG, LLC
350 Bush Street, 9th Floor
San Francisco, CA 94104

Janney Montgomery Scott LLC
1717 Arch Street
Philadelphia, PA 19103

Ladies and Gentlemen:

ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), together with ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”) and BUCKLER Securities LLC, Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., B. Riley Securities, Inc., JonesTrading Institutional Services LLC, StockBlock Securities LLC and BTIG, LLC (each an “Original Agent,” and collectively, the “Original Agents”), are parties to that certain Equity Sales Agreement dated July 26, 2023 as amended by Amendment No. 1 to Equity Sales Agreement dated October 25, 2023, Amendment No. 2 to Equity Sales Agreement dated June 20, 2024 and Amendment No. 3 to Equity Sales Agreement dated August 23, 2024 (together, the “Original Agreement”). The Original Agents, together with Janney Montgomery Scott LLC (“Janney”) are herein referred to as the “Agents”. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company, Manager and the Original Agents together with Janney desire to amend the Original Agreement as set forth in this Amendment No. 4 thereto (this “Amendment”) as follows:
1.The definitions of “Agent” and “Agents” in the first paragraph of the Original Agreement are hereby amended to include Janney Montgomery Scott LLC.

2.Section 10 of the Original Agreement is deleted in its entirety and replaced with the following:

“All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to BUCKLER Securities LLC, 5 Greenwich Office Park, Suite 450, Greenwich, CT 06831, Attention: Rich Misiano; JMP Securities LLC, 600 Montgomery, Suite 1100 San Francisco, CA 94111, Attn.: Trading (Aidan Whitehead (awhitehead@jmpsecurities.com); Lee Weiner (lweiner@jmpsecurities.com); Compliance (Ken Murai, KMurai@jmpsecurities.com); Legal (Walter Conroy (wconroy@jmpsecurities.com)); Banking (Jorge Solares-Parkhurst, JSolares@jmpsecurities.com) and Tyler Gallen, TGallen@jmpsecurities.com); Ladenburg Thalmann & Co. Inc., 640 5th Ave., 4th Floor, New York, NY 10019, Attn: Barry Steiner, Nicholas Stergis; B. Riley Securities, Inc., 299 Park Avenue, New York, NY 10171, Attn: General Counsel (atmdesk@brileyfin.com); JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 200, Daniel Island, SC 29492, Attn: Burke Cook (burke@jonestrading.com); StockBlock Securities LLC, 600 Lexington Avenue, 32nd Floor, New York, New York 10022, Attn: David Dinkin, (ATM@stockblock.com), (dd@stockblock.com); BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attn: Equity Capital Markets (BTIGUSATMTrading@btig.com), Tosh Chandra (tchandra@btig.com) and Stephen Nociti (snociti@btig.com), with a copy which shall not constitute notice to General Counsel (IBLegal@btig.com) and Chief Compliance Officer (BTIGcompliance@btig.com); Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, PA 19103, Attn: David Lau, Head of Equity Syndicate (dlau@janney.com), with a copy to capitalmarketscompliance@janney.com; in each case, with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036, Attention: Dean M. Colucci, Email: dmcolucci@duanemorris.com, and notices to the Company and the Manager shall be directed to each at 3001 Ocean Drive, Suite 201, Vero Beach, FL 32963, Attention: Chief Financial Officer, with a copy to Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131, Attention: Bradley D. Houser, Esq.”

3.Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

4.From and after the date hereof, Janney shall be considered to be an Agent under the Original Agreement, as amended hereby, and agrees to be bound by the terms of the Original Agreement, as amended hereby.

5.This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company, Manager and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

6.EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE MANAGER AND THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

8.Each of the Company, the Manager and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Original Agreement, as amended by this Amendment, shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Manager and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

9.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company, the Manager and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company, the Manager and the Agents.
Very truly yours,

BUCKLER SECURITIES LLC
By: /s/ Richard Misiano_______________
Name: Richard Misiano
Title: CEO
CITIZENS JMP SECURITIES, LLC
By: /s/ Jorge Solares-Parkhurst_________
Name: Jorge Solares-Parkhurst
Title: Managing Director
LADENBURG THALMANN & CO. INC.
By: /s/ Nicholas Stergis_______________
Name: Nicholas Stergis
Title: Managing Director
B. RILEY SECURITIES, INC.
By: /s/ Patrice McNicoll_______________
Name: Patrice McNicoll
Title: Co-Head of Investment Banking
JONESTRADING INSTITUTIONAL SERVICES LLC
By: /s/ Burke Cook___________________
Name: Burke Cook
Title: General Counsel & Secretary
STOCKBLOCK SECURITIES LLC
By: /s/ David Dinkin__________________
Name: David Dinkin
Title: President
BTIG, LLC
By: /s/ Tosh Chandra__________________
Name: Tosh Chandra
Title: Managing Director
JANNEY MONTGOMERY SCOTT LLC
By: /s/ David Lau_____________________
Name: David Lau
Title: Managing Director - Head of Equities
[Signature Page to Amendment No. 4 to Equity Sales Agreement]

ACCEPTED as of the date
first-above written:

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Gordon M. Harper_____________
Name: Gordon M. Harper
Title: Chief Financial Officer

ARMOUR CAPITAL MANAGEMENT, LP

By: /s/ Gordon M. Harper____________
Name: Gordon M. Harper
Title: Chief Financial Officer

[Signature Page to Amendment No. 4 to Equity Sales Agreement]